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                                                                    EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the "Experts" section of this Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 ("Form 10-K") into this Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties."


                                              ATWATER CONSULTANTS, LTD.


                                              By:  /s/ O. R. Carter
                                                 ------------------------------
                                                       O. R. Carter


New Orleans, Louisiana
May 26, 1999